UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 31, 2008

GRAND MOTION, INC.

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(Exact Name of small business issuer as specified in its charter)

Nevada                         333-141094                      75-3255895

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(State of Incorporation)   (Commission File No.)   (IRS Employer ID Number)

c/o State Agent And Transfer Syndicate, Inc.

112 North Curry Street, Carson City, NV, 89703

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(Address of principal executive offices)

(775) 882-1013

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(Registrant's telephone number, including area code)

601 Union Street, Suite 4200 Seattle, WA, 98101

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ))

SUMMARY

Item 5.01  Changes in Control of Registrant.

On January 31, 2008 (the "Effective Date"), pursuant to an agreement between Janetta Voitenkova and Bluemark Inc. ("Agreement") purchased 4,000,000 shares of Grand Motion common stock for $50,000.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Janetta Voitenkova, and Nikolay Bulbash resigned from the Company's Board of Directors and Xinjun Wang was appointed to the Board of Directors of the Company. In addition, Jim Akrivos was appointed as President of Grand Motion Inc., and Janetta Voitenkova and Nikolay Bulbash resigned as President, Secretary, and Treasurer.

The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock on February 8, 2007, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) the executive officers of the Company, and (iv) by all directors and executive officers of the Company as a group, prior to and upon completion of this Offering. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of the Company.

Name of

Shares of

Title of Class

Beneficial Owner

Common Stock

Percent of Class

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5% STOCKHOLDERS

Common

Bluemark Inc.

4,000,000

 57.0%

Directors And Named Executive Officers

Common

Bluemark Inc.

4,000,000

57.0%

Directors and Officers as a Group

4,000,000

57.0%

7. Financial Statements and Exhibits

(a)  None

(b)  None

(c)  Exhibits

Number

Exhibit

10.3

Affiliate Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAND MOTION INC.

By:  /s/ Jim Akrivos

      Jim Akrivos

      President

Date: February 12, 2008